Exhibit 99.1

Priceline.com Reports Financial Results for 1st Quarter 2012
NORWALK, Conn., May 9, 2012. . . Priceline.com Incorporated (Nasdaq: PCLN) today reported 1st quarter 2012 financial results for the Priceline Group. First quarter gross travel bookings for the Group, which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers, were $6.7 billion, an increase of 43.9% over a year ago.
The Group had revenues in the 1st quarter of $1.0 billion, a 28.2% increase over a year ago. The Group's international operations contributed revenues in the 1st quarter of $617 million, a 58.5% increase versus a year ago (approximately 65% on a local currency basis). The Group's gross profit for the 1st quarter was $743 million, a 47.0% increase from the prior year. International operations contributed gross profit in the 1st quarter of $617 million, a 58.8% increase versus a year ago (approximately 65% growth on a local currency basis). The Group's operating income in the 1st quarter was $242 million, a 56.8% increase from the prior year. The Group had GAAP net income applicable to common shareholders for the 1st quarter of $182 million, or $3.54 per diluted share, which compares to $105 million or $2.05 per diluted share, in the same period a year ago.
Non-GAAP net income in the 1st quarter was $221 million, a 61.2% increase versus the prior year.  Non-GAAP net income was $4.28 per diluted share, compared to $2.66 per diluted share a year ago. FactSet consensus for the 1st quarter 2012 was $3.97 per diluted share.  Adjusted EBITDA for the 1st quarter 2012 was $272 million, an increase of 56.5% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides a definition and information about the use of non-GAAP financial measures in this press release and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
"The Priceline Group's hotel business booked 46 million room nights in the 1st quarter, up 47% over last year," said Jeffery H. Boyd, President and Chief Executive Officer. "International gross bookings increased 54% (58% on a local currency basis), driven by strong hotel results at Booking.com and Agoda.com and continued growth at Rentalcars.com."
Looking forward, Mr. Boyd said, "We believe our international hotel businesses are well positioned for the peak travel season, with over 210,000 hotels at Booking.com and continuing website innovation and new product offerings, including a growing complement of mobile offerings. The Group continues its investment in building content for our customers and attractive new offerings to support future growth."
The Priceline Group said it was targeting the following for 2nd quarter 2012:

•	Year-over-year increase in total gross travel bookings of approximately 26% - 31%.

•	Year-over-year increase in international gross travel bookings of approximately 32% - 37% (an increase of approximately 41% - 46% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 5% - 10%.

•	Year-over-year increase in revenue of approximately 18% - 23%.

•	Year-over-year increase in gross profit of approximately 31% - 36%.

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•	Adjusted EBITDA of approximately $450 million to $470 million.

•	Non-GAAP net income per diluted share of $7.20 to $7.40 .
Non-GAAP guidance for the 2nd quarter 2012:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•	excludes the impact, if any, of charges or benefits associated with judgments, rulings and/or settlements related to hotel occupancy tax proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments,

•	includes the additional impact of the non-GAAP adjustments described above on net income attributable to noncontrolling interests,

•
includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.

In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense, net income attributable to noncontrolling interests, income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $135 million in the 2nd quarter 2012.  In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $46 million in the 2nd quarter 2012. The Group estimates GAAP net income per diluted share of approximately $6.34 to $6.54 for the 2nd quarter 2012.
Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major supplier, or the outbreak of an epidemic or pandemic disease, such as the swine flu outbreak;
-- our ability to expand successfully in international markets;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- the effects of increased competition, including the potential impact of increased pricing competition initiated by other on-line travel agents in the form of reduced booking fees and/or the launch by competitors of an "opaque" travel offering and the potential impact of "metasearch" initiatives by Google and other search engines upon which we rely for a significant amount of traffic;

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-- the ability to attract and retain qualified personnel;
-- adverse changes in the Group's relationships with suppliers, service providers and vendors which could include, without limitation, the withdrawal of suppliers from the Group's systems (either "retail" or "opaque" services, or both) and/or the loss or reduction of global distribution fees;
-- the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;
-- a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;
-- systems-related failures and/or security breaches, including without limitation, "denial-of-service" type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company's obligations in the event of such a breach;
-- an adverse outcome in one or more of the hotel occupancy and other tax proceedings in which priceline.com is involved; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests, income taxes and is adjusted for the non-GAAP adjustments relating to stock-based employee compensation expense, gains and losses on early debt extinguishment and charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings.
Adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's future on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt

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extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carry forwards.

•	Net income and loss attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above.

◦
additional unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with priceline.com's financial results under GAAP.
About The Priceline Group
The Priceline Group (Nasdaq: PCLN) is a leader in global online hotel reservations, with over 235,000 participating hotels worldwide. The Group is composed of four primary brands - Booking.com, priceline.com, Agoda.com and Rentalcars.com - and several ancillary brands. The Priceline Group provides online travel services in over 180 countries in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.
Booking.com is the number one online hotel reservation service in the world, offering over 210,000 hotels (as of May 9, 2012), and is available in 41 languages. More recent hotel counts are available on the Booking.com website. Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com's famous Name Your Own Price® service, which can deliver the lowest prices available. Agoda.com is an Asia-based online hotel reservation service that is available in 37 languages. Rentalcars.com is a multinational car hire service, offering its reservation services in over 4,000 locations. Customer support is provided in 38 languages.

###
For Press Information: Brian Ek (203) 299-8167 brian.ek@priceline.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com

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priceline.com Incorporated
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,192,075	$632,836
Restricted cash	4,458	3,771
Short-term investments	2,426,628	2,024,827
Accounts receivable, net of allowance for doubtful accounts of $7,214 and $6,103 respectively	324,562	264,453
Prepaid expenses and other current assets	201,740	104,202
Deferred income taxes	53,599	36,755
Total current assets	4,203,062	3,066,844

Property and equipment, net	73,520	64,322
Intangible assets, net	210,918	200,151
Goodwill	520,769	504,784
Deferred income taxes	43,245	111,080
Other assets	41,313	23,490
Total assets	$5,092,827	$3,970,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$173,984	$146,867
Accrued expenses and other current liabilities	298,217	222,134
Deferred merchant bookings	314,836	239,157
Convertible debt	503,192	497,640
Total current liabilities	1,290,229	1,105,798

Deferred income taxes	45,720	46,990
Other long-term liabilities	43,526	39,183
Convertible debt	866,569	—
Total liabilities	2,246,044	1,191,971

Redeemable noncontrolling interests	183,316	127,045
Convertible debt	71,808	77,360

Stockholders’ equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 57,972,063 and 57,578,431 shares issued, respectively	449	446
Treasury stock, 8,180,276 and 7,779,645 shares, respectively	(1,057,811)	(803,586)
Additional paid-in capital	2,536,639	2,431,279
Accumulated earnings	1,163,494	1,033,738
Accumulated other comprehensive loss	(51,112)	(87,582)
Total stockholders’ equity	2,591,659	2,574,295
Total liabilities and stockholders’ equity	$5,092,827	$3,970,671

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priceline.com Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Merchant revenues	$496,409	$454,804
Agency revenues	537,627	351,422
Other revenues	3,211	3,094
Total revenues	1,037,247	809,320
Cost of revenues	293,959	303,512
Gross profit	743,288	505,808
Operating expenses:
Advertising - Online	277,136	185,108
Advertising - Offline	11,157	11,614
Sales and marketing	45,537	34,778
Personnel, including stock-based compensation of $16,523 and $13,993, respectively	100,676	75,221
General and administrative	40,674	25,879
Information technology	10,735	6,670
Depreciation and amortization	15,842	12,479
Total operating expenses	501,757	351,749
Operating income	241,531	154,059
Other income (expense):
Interest income	1,098	1,421
Interest expense	(11,258)	(7,715)
Foreign currency transactions and other	(2,376)	(7,073)
Total other income (expense)	(12,536)	(13,367)
Earnings before income taxes	228,995	140,692
Income tax expense	(47,179)	(36,679)
Net income	181,816	104,013
Less: net income attributable to noncontrolling interests	(154)	(777)
Net income applicable to common stockholders	$181,970	$104,790
Net income applicable to common stockholders per basic common share	$3.65	$2.12
Weighted average number of basic common shares outstanding	49,827	49,319
Net income applicable to common stockholders per diluted common share	$3.54	$2.05
Weighted average number of diluted common shares outstanding	51,347	51,159

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priceline.com Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2012	2011
OPERATING ACTIVITIES:
Net income	$181,816	$104,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,685	4,166
Amortization	8,157	8,313
Provision for uncollectible accounts, net	3,998	2,812
Deferred income taxes	4,804	8,260
Stock-based compensation expense and other stock-based payments	16,640	14,110
Amortization of debt issuance costs	895	553
Amortization of debt discount	7,241	5,239
Changes in assets and liabilities:
Accounts receivable	(58,235)	(56,487)
Prepaid expenses and other current assets	(145,345)	3,307
Accounts payable, accrued expenses and other current liabilities	153,239	177,763
Other	1,485	4,170
Net cash provided by operating activities	182,380	276,219

INVESTING ACTIVITIES:
Purchase of investments	(1,301,457)	(472,872)
Proceeds from sale of investments	925,356	618,427
Additions to property and equipment	(13,697)	(8,279)
Acquisitions and other equity investments, net of cash acquired	(13,286)	(66,204)
Proceeds from settlement of foreign currency contracts	32,183	—
Payments on foreign currency contracts	—	(16,005)
Change in restricted cash	(600)	(16)
Net cash (used in) provided by investing activities	(371,501)	55,051

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible senior notes	1,000,000	—
Payment of debt issuance costs	(20,327)	—
Repurchase of common stock	(254,225)	(157,262)
Proceeds from exercise of stock options	1,045	544
Excess tax benefit on stock-based compensation	4,040	9,520
Net cash provided by (used in) financing activities	730,533	(147,198)

Effect of exchange rate changes on cash and cash equivalents	17,827	8,035
Net increase in cash and cash equivalents	559,239	192,107
Cash and cash equivalents, beginning of period	632,836	358,967
Cash and cash equivalents, end of period	$1,192,075	$551,074

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$173,528	$28,956
Cash paid during the period for interest	$3,912	$3,601
Non-cash fair value increase for redeemable noncontrolling interests	$52,214	$10,355

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priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended March 31,
		2012	2011
	GAAP Operating income	$241,531	$154,059

(a)	Stock-based employee compensation	16,523	13,993
(b)	Amortization of intangible assets	8,157	8,227

	Non-GAAP Operating income	$266,211	$176,279

	GAAP Gross profit	$743,288	$505,808
	Non-GAAP Operating income as a % of GAAP Gross profit	35.8%	34.9%

RECONCILIATION OF GAAP OTHER INCOME (EXPENSE) TO NON-GAAP OTHER EXPENSE RECORDED BELOW OPERATING INCOME		Three Months Ended March 31,
		2012	2011
	GAAP Other income (expense)	$(12,536)	$(13,367)

(e)	Debt discount amortization related to convertible debt	7,241	5,239
(g)	Net loss attributable to noncontrolling interests	154	777
(i)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(460)	(664)

	Non-GAAP Other expense recorded below Operating income	$(5,601)	$(8,015)

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priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended March 31,
		2012	2011
	GAAP Net income applicable to common stockholders	$181,970	$104,790

(a)	Stock-based employee compensation	16,523	13,993
(c)	Depreciation and amortization	15,842	12,479
(d)	Interest income	(1,098)	(1,421)
(d)	Interest expense	11,258	7,715
(f)	Income tax expense	47,179	36,679
(g)	Net loss attributable to noncontrolling interests	(154)	(777)

	Adjusted EBITDA	$271,520	$173,458

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended March 31,
		2012	2011
	GAAP Net income applicable to common stockholders	$181,970	$104,790

(a)	Stock-based employee compensation	16,523	13,993
(e)	Debt discount amortization related to convertible debt	7,241	5,239
(h)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	7,425	5,447
(b)	Amortization of intangible assets	8,157	8,227
(i)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(460)	(664)

	Non-GAAP Net income applicable to common stockholders	$220,856	$137,032

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priceline.com Incorporated
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2012	2011
	GAAP weighted average number of diluted common shares outstanding	51,347	51,159

(j)	Adjustment for restricted stock, restricted stock units and performance units	298	363

	Non-GAAP weighted average number of diluted common shares outstanding	51,645	51,522
	Net income applicable to common stockholders per diluted common share:
	GAAP	$3.54	$2.05
	Non-GAAP	$4.28	$2.66

(a)	Stock-based employee compensation is recorded in Personnel expense.
(b)	Amortization of intangible assets is recorded in Depreciation and amortization.
(c)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(d)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(e)	Non-cash interest expense related to the amortization of debt discount are recorded in Interest expense and Foreign currency transactions and other, respectively.
(f)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(g)	Net loss attributable to noncontrolling interests is included to calculate Adjusted EBITDA.
(h)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(i)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(j)
Additional shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

 For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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priceline.com Incorporated
Statistical Data
In millions
(Unaudited)

Gross Bookings*	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12

Domestic	$989	$1,154	$1,121	$902	$1,129	$1,308	$1,268	$1,044	$1,260
International	1,975	2,256	2,885	2,363	3,536	4,472	4,989	3,912	5,451
Total	$2,965	$3,410	$4,006	$3,265	$4,665	$5,780	$6,257	$4,956	$6,712

Agency	$2,374	$2,683	$3,168	$2,557	$3,781	$4,725	$5,121	$3,982	$5,528
Merchant	591	727	838	708	884	1,055	1,136	973	1,184
Total	$2,965	$3,410	$4,006	$3,265	$4,665	$5,780	$6,257	$4,956	$6,712

Year/Year Growth
Domestic	16.2%	19.6%	12.2%	8.5%	14.1%	13.4%	13.1%	15.8%	11.7%
International	80.8%	59.5%	67.3%	64.9%	79.0%	98.2%	72.9%	65.5%	54.2%
excluding F/X impact	72.8%	67.1%	78.0%	70.7%	78.1%	78.5%	61.4%	66.9%	58.0%

Agency	61.5%	47.0%	48.7%	44.8%	59.3%	76.1%	61.6%	55.7%	46.2%
Merchant	24.8%	31.1%	41.4%	42.1%	49.5%	45.1%	35.6%	37.5%	34.0%

Total	52.5%	43.3%	47.1%	44.2%	57.3%	69.5%	56.2%	51.8%	43.9%

Units Sold	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12

Hotel Room-Nights	20.0	23.2	27.5	22.0	31.2	36.1	40.6	33.6	45.9
Year/Year Growth	56.8%	48.2%	54.1%	50.6%	55.8%	55.6%	47.4%	52.8%	47.0%

Rental Car Days	3.0	4.3	5.1	3.9	4.9	6.6	7.0	5.3	6.9
Year/Year Growth	(0.9)%	32.0%	97.3%	65.4%	64.7%	54.6%	35.6%	34.3%	40.6%

Airline Tickets	1.5	1.6	1.5	1.3	1.6	1.7	1.6	1.4	1.6
Year/Year Growth	2.8%	4.1%	(4.6)%	(2.3)%	2.1%	7.3%	7.7%	5.6%	4.9%

	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12

Revenue	$584.4	$767.4	$1,001.8	$731.3	$809.3	$1,102.7	$1,452.8	$990.8	$1,037.2
Year/Year Growth	26.5%	27.1%	37.1%	35.0%	38.5%	43.7%	45.0%	35.5%	28.2%

Gross Profit	$319.1	$445.3	$666.2	$478.4	$505.8	$749.2	$1,100.1	$724.7	$743.3
Year/Year Growth	53.2%	45.9%	53.5%	52.8%	58.5%	68.3%	65.1%	51.5%	47.0%

*Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

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